UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2016

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 6, 2016, Fate Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement with a select group of institutional investors (the “Purchasers”), including funds managed by Franklin Advisers, Inc., pursuant to which the Purchasers have agreed to purchase an aggregate of 5,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $1.96 per share, for an aggregate purchase price of $10.3 million.  The closing of the purchase and sale of the Shares is expected to occur on or before August 10, 2016, subject to customary closing conditions.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 90 days of the closing of the transaction, and to use commercially reasonable efforts to have the registration statement declared effective within 120 days if there is no review by the SEC, and within 150 days in the event of such review.

The Shares to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The sale of the Shares pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the financing towards working capital and general corporate purposes.

The above description of the material terms of the private placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the Registration Rights Agreement attached hereto as Exhibit 10.2.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On August 8, 2016, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 6, 2016, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated August 6, 2016, by and among the Company and the Purchasers
99.1	Press Release dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer